Exhibit 24(c)

February 17, 2010

Ronnie R. Labrato, W. Paul Bowers and Melissa K. Caen

Gentlemen and Ms. Caen:

Georgia Power Company (the “Company”) proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and (2) the Company’s Quarterly Reports on Form 10-Q during 2010.
The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, said Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

Yours very truly, GEORGIA POWER COMPANY
By /s/Michael D. Garrett Michael D. Garrett President and Chief Executive Officer

/s/Robert L. Brown, Jr. Robert L. Brown, Jr.	/s/D. Gary Thompson D. Gary Thompson
/s/Anna R. Cablik Anna R. Cablik	/s/Richard W. Ussery Richard W. Ussery
/s/Michael D. Garrett Michael D. Garrett	/s/W. Jerry Vereen W. Jerry Vereen
/s/Stephen S. Green Stephen S. Green	/s/E. Jenner Wood III E. Jenner Wood III
/s/David M. Ratcliffe David M. Ratcliffe	/s/Ronnie R. Labrato Ronnie R. Labrato
/s/Jimmy C. Tallent Jimmy C. Tallent	/s/Ann P. Daiss Ann P. Daiss
/s/Beverly Daniel Tatum Beverly Daniel Tatum	/s/Daniel M. Lowery Daniel M. Lowery

Extract from minutes of meeting of the board of directors of Georgia Power Company.

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RESOLVED:  That, for the purpose of signing reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its 2010 Quarterly Reports on Form 10-Q, and any necessary or appropriate amendment or amendments to any such reports, the Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to Ronnie R. Labrato, W. Paul Bowers and Melissa K. Caen.

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The undersigned officer of Georgia Power Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Georgia Power Company, duly held on February 17, 2010, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 25, 2010	GEORGIA POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary